EXHIBIT 10.63
                              SETTLEMENT AGREEMENT

         This Settlement Agreement made as of September 24, 1999 by and between NATIONAL BOSTON MEDICAL, INC., a Nevada corporation, with offices at 43 Taunton Green, 3rd Floor, Taunton, Massachusetts 02780 ("NBM") and Michael Hodge, who resides at P.O. Box 11844, Huntsville, AL 35714 ("HODGE").

         Currently NBM owes $18,000.00 to HODGE. In exchange for the following consideration as well as other good and valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. NBM shall pay HODGE and HODGE shall accept $6,000 on or before October 1, 1999 with no additional interest accruing thereon and no penalty for prepayment.

         2. NBM shall issue 80,000 shares of its restricted common stock to HODGE (or its designee) on or before October 8, 1999.

         3. HODGE shall cause a General Release of All Claims to be executed in favor of NBM upon actual receipt of number 1 above and upon receipt of a facsimile copy of number 2 above.

         4. Upon receipt of the General Release of All Claims, NBM shall cause the aforementioned certificate to be sent to HODGE via certified mail.

         Should the foregoing terms meet with your approval, please acknowledge such by affixing your name hereto.


         NATIONAL BOSTON MEDICAL, INC.              MICHAEL HODGE


         By:/s/ Daniel J. Hoyng                     By:/s/ Michael Hodge
         ---------------------------                ---------------------------
      Daniel Hoyng, Chairman, President and CEO     Michael Hodge